Exhibit 99.1

Evolv Technology Publicly Listed on the NASDAQ
Under Symbol EVLV

NewHold Investment Corp. and Evolv Technology Complete Business Combination

•	Evolv is the global leader in weapons detection security screening, dedicated to making the world a safer place to work, learn and play by helping to protect innocent people from mass shootings and terrorist attacks. Evolv has screened over 60 million people, second only to the TSA in screening people in the U.S.

•	Combined company has a pro forma total enterprise value of approximately $1.3 billion and total equity value of approximately $1.7 billion

•	Combined company received approximately $385 million in gross proceeds, net of redemptions

•	All current Evolv stockholders, including Cascade Asset Management Company, DCVC, Finback Investment Partners, General Catalyst, Lux Capital, Motorola Solutions, SineWave Ventures and STANLEY Ventures, all retained their equity holdings through closing

•	Proceeds will fund rapid growth, expand international markets and help accelerate adjacencies through partnerships and acquisitions

•	Evolv is the first company in the industry to introduce a subscription Security as a Service (SaaS) Model with its customers, including, Uber, Lincoln Center, L.L. Bean, and Six Flags

WALTHAM, MA & NEW YORK, NY – NewHold Investment Corp. (NASDAQ: NHIC, “NewHold”), a publicly-traded special purpose acquisition company, and Evolv Technologies, Inc. (“Evolv Technology” or “Evolv”), the global leader in weapons detection security screening, today announced that they have completed their business combination. The transaction has been unanimously approved by the board of directors of NewHold and was approved at a special meeting of NewHold shareholders on July 15, 2021. The common stock of the combined company will trade on the NASDAQ Stock Market under the symbol “EVLV”, its warrants will trade under “EVLVW”, and its units will trade under “EVLVU” beginning today, July 19, 2021. Peter George, who has served as Chief Executive Officer of the Company since January 2020, will continue to lead the business.

Evolv Technology – Leader with Unrivaled Technology and Market Presence

Evolv is transforming the physical security industry, as the first weapons detection security screening system in the market, providing continuous detection improvements and a frictionless visitor experience. The Evolv Express® system delivers up to a 70% reduction in cost and is up to ten times faster than traditional metal detectors, resulting in screening up to an unparalleled 3,600 people per hour, per system. The system allows for visitors to pass through screening without breaking stride and continuing the pace of life, improving security at the speed and scale required in this post-pandemic, increasingly volatile world. Built on its Evolv Cortex AI™ software platform, Evolv is continually improving the security posture for customers through machine learning and analytical insights on-demand, an industry first.

The world’s most iconic venues and companies place their trust in Evolv to protect their employees and visitors, including Lincoln Center for the Performing Arts, L.L. Bean, Six Flags and others. In addition, Evolv signed a significant technology and go-to-market partnership with Motorola Solutions, a global leader in land mobile radio mission-critical communications, video security and analytics, and command center software for enterprise and public safety customers. Evolv expects this partnership to accelerate growth and market presence going forward.

“Evolv’s new capital supports our rapid growth in transforming security. The world is opening, visitors require a better experience and piece of mind to gather safely.” said Peter George, CEO. “We are energized by our market opportunity and driven to fulfill our mission to make everywhere safer. And we are incredibly thankful to all the customers, employees, investors, and partners who have helped us establish a higher standard for physical security.”

“Evolv is a category creating company, permanently changing the physical security market with its weapons detection systems. NewHold is proud to finalize our combination and partnership with Evolv, in order to help accelerate the company’s growth and make more people safer, sooner” said Kevin Charlton, CEO of NewHold Investment Corp. “We could not be more excited about the future of the company and expect Evolv Technology to generate value for shareholders for years to come.”

In addition to CEO Peter George, Evolv will continue to be led by its highly experienced management team including co-founders Mike Ellenbogen (Chief Innovation Officer) and Anil Chitkara (Head of Corporate Development), Chief Financial Officer Peter Faubert, General Counsel Eric Pyenson, Chief Scientist Alec Rose, Chief Marketing Officer Dana Loof, Chief Revenue Officer A.J. DeRosa and Head of People Liza Knapp.

Peter George will also serve as a Director of the combined company Board alongside Evolv’s Co-Founder Mike Ellenbogen. Chairman of the former Evolv Board, Alan Cohen of DCVC, will continue as Chairman of the combined company Board. NewHold representatives, Kevin Charlton, CEO, and Neil Glat, a board member of NewHold will also join the Board of the combined company alongside David Orfao of General Catalyst, Bilal Zuberi of Lux Capital, Mahesh Saptharishi of Motorola Solutions, Merline Saintil, Mark Sullivan and Kimberly Sheehy.

In addition to a strong management team and board, Evolv partners with a group of experienced industry advisors including Juliette Kayyem, former DHS Assistant Secretary, Dan Coats, Former Director of US National Intelligence, John Pistole, Former FBI Deputy Director and TSA Administrator, General Tony Thomas, Former Commander, US SOCOM, David Cohen, Former NYPD Deputy Commissioner, and Jin Kim, Former FBI Active Shooter Expert.

Evolv Technology, which has over 100 employees worldwide, will maintain its global headquarters in Waltham, Massachusetts, in addition to offices in Singapore and London.

Transaction Overview

At the closing of the transaction, NewHold Investment Corp.’s name changed to Evolv Technologies Holdings Inc. (NASDAQ: EVLV).

The combined entity has a pro forma enterprise value of approximately $1.3 billion. The upsized and oversubscribed $300 million PIPE, which closed concurrently with the closing of the business combination, included investors such as Motorola Solutions, Inc., Magnetar Capital, Eldridge, Senator Investment Group and UBS O’Connor, in addition to investments from star athletes, franchise owners and managers. Evolv’s existing stockholders own approximately 75% of the fully diluted shares of common stock of the combined company immediately following the closing of the business combination.

The combined company received approximately $385 million in gross proceeds from the trust account and PIPE investors, net of redemptions from NewHold’s existing public shareholders.

A more detailed description of the transaction terms will be included in a current report on Form 8-K to be filed by Evolv with the U.S. Securities and Exchange Commission (“SEC”) at www.sec.gov.

Advisors

Cowen acted as sole financial and capital markets advisor to Evolv and as sole placement agent to NewHold in connection with the $300 million PIPE. Stifel acted as sole financial and capital markets advisor to NewHold. Latham & Watkins LLP acted as legal counsel to Evolv and Loeb & Loeb LLP acted as legal counsel to NewHold. Tarplin Consulting acted as Investor Relations advisor and partner to NewHold.

About Evolv Technology

Evolv Technology is the world’s leading provider of weapons detection security screening systems that enhance safety without sacrificing the visitor, student and employee experience. Built on top of its Evolv Cortex AI™ software platform, the company provides an array of AI touchless screening technologies for weapons detection, identity verification and health-related threats. Led by a team of security industry leaders with a track record for delivering first-to-market products, Evolv’s investors include Cascade Asset Management Company, Florida Governor Jeb Bush’s firm, Finback Investment Partners, DCVC, General Catalyst Partners, Lux Capital, SineWave Ventures, Motorola Solutions and STANLEY Ventures. The company’s strategic channel partners include Motorola Solutions, STANLEY Security and Johnson Controls. Evolv Express® has earned industry accolades such as the 2020 Edison Awards™, two Campus Safety 2020 BEST Awards, Campus Security & Life Safety magazine’s Secure Campus 2020 Awards and Best Places to Work by Inc. Magazine and Built in Boston.

Evolv Technology, Evolv Express®, Evolv Insights™, and Evolv Cortex AI™ are registered trademarks or trademarks of Evolv Technologies, Inc. in the United States and other jurisdictions.

For more information, visit https://evolvtechnology.com.

About NewHold Investment Corp.

NewHold Investment Corp. is a blank check company formed in 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue a business combination target in any business or industry, it focuses on identifying businesses in the industrial technology sector. NewHold Investment Corp. is led by an experienced management team with Kevin Charlton as CEO, Charlie Baynes-Reid as COO and Adam Deutsch as CFO, alongside a seasoned Board of Directors. For more information visit https://nhicspac.com.

IMPORTANT LEGAL INFORMATION

Forward-Looking Statements

This document contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding expected benefits of the transaction to Evolv and adoption of Evolv’s technology and products. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including Evolv’s ability to implement business plans after the transaction and changes and developments in the competitive security screening, weapons detection and related industries. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of NewHold’s definitive proxy statement/prospectus filed with the SEC on June 28, 2021, and other documents filed by the company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the company assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The company does not give any assurance that it will achieve its expectations.

For Evolv Technology:
Investor Contact:	Media Contact:
Michael Bowen and Ryan Gardella	Jed Hamilton
EvolvIR@icrinc.com	EvolvPR@icrinc.com

For NewHold Investment Corp.:

Investor & Media Contact:
Amanda Tarplin
amanda@tarplinconsulting.com